Horizon Technology Finance Provides First Quarter 2023 Portfolio Update

- Horizon Platform Originates $47 Million of New Loans in Q1, Including $40 Million of New Loans for HRZN -

- Horizon Platform Ends Quarter with Committed Backlog of $218 Million, Including $187 Million in HRZN Commitments -

Farmington, Connecticut – April 12, 2023 – Horizon Technology Finance Corporation (NASDAQ: HRZN) (“HRZN” or the “Company”), a leading specialty finance company that provides capital in the form of secured loans to venture capital backed companies in the technology, life science, healthcare information and services, and sustainability industries, today provided its portfolio update for the first quarter ended March 31, 2023 and an update on the lending platform (“Horizon Platform”) of Horizon Technology Finance Management LLC (“HTFM”), its investment adviser.

“During the first quarter, the Horizon Platform originated $47 million of loans, including $40 million of loans for HRZN, as we weighed the uncertain economic environment,” said Gerald A. Michaud, President of HRZN and HTFM. “The Horizon Platform’s committed backlog of debt investments remained strong at $218 million, including $187 million in HRZN commitments, which, together with the Horizon Platform’s pipeline of origination opportunities, should allow us to prudently grow HRZN’s portfolio of debt investments. Also during the quarter, we were pleased to receive $29 million in loan payoffs during the quarter, providing us with accelerated income and prepayment fees. Despite the current environment, we believe the Horizon Platform and HRZN remain well positioned to deliver additional value to HRZN’s shareholders.”

First Quarter 2023 Portfolio Update

Originations

During the first quarter of 2023, a total of $46.7 million of loans funded through the Horizon Platform, including eight loans totaling $40.2 million funded by HRZN as follows:

●	$20.0 million to a new portfolio company, an education technology company building an online and lifelong knowledge network of universities, corporations and learners.
●	$7.0 million to an existing portfolio company, Swift Health Systems, Inc. (dba InBrace), a developer of teeth straightening technology that provides an alternative to traditional braces and aligners.
●	$5.0 million to an existing portfolio company, a developer of a cloud-native, software platform for the property and casualty insurance segment.
●	$3.75 million to an existing portfolio company, Divergent Technologies, Inc., a creator of an innovative global manufacturing infrastructure platform for the automotive industry.
●	$2.75 million to an existing portfolio company, a provider of a global platform for biopharma and medtech regulated digital health solutions.
●	$1.0 million to an existing portfolio company, a data platform that enables marketers to build personalized digital experiences and 1-to-1 marketing campaigns by focusing on behavioral data.
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$0.5 million to an existing portfolio company, Groundspeed Analytics, Inc., a developer of an AI platform that captures, structures, and delivers complete risk data to commercial P&C insurance carriers.

●	$0.2 million to an existing portfolio company, Corinth Medtech, Inc., a developer of an FDA-cleared device for treating symptoms related to Benign Prostatic Hyperplasia (BPH).

Liquidity Events and Partial Paydowns

HRZN experienced liquidity events from five portfolio companies in the first quarter of 2023, including principal prepayments and partial paydowns of $32.1 million, compared to $8.2 million of principal prepayments and partial paydowns during the fourth quarter of 2022:

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In February, Canary Medical Inc. prepaid its outstanding principal balance of $7.5 million on its venture loan, plus interest, end-of-term payment and prepayment fee. HRZN continues to hold warrants in the company.

●	In February, Embody, Inc. paid its outstanding principal balance of $2.5 million on its venture loan, plus interest and end-of-term payment.
●	In February, HRZN received a partial paydown of $3.2 million on its venture loan to Unagi, Inc.
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In March, Alula Holdings, Inc. prepaid its outstanding principal balance of $13.9 million on its venture loan, plus interest, end-of-term payment and prepayment fee. HRZN continues to hold warrants in the company.

●	In March, F-Star Therapeutics, Inc. prepaid its outstanding principal balance of $5.0 million on its venture loan, plus interest, end-of-term payment and prepayment fee.

Principal Payments Received

During the first quarter of 2023, HRZN received regularly scheduled principal payments on investments totaling $6.8 million, compared to regularly scheduled principal payments totaling $4.1 million during the fourth quarter of 2022.

Commitments

During the quarter ended March 31, 2023, HRZN closed new loan commitments totaling $31.4 million to three companies, compared to new loan commitments of $102.6 million to five companies in the fourth quarter of 2022.

Pipeline and Term Sheets

As of March 31, 2023, HRZN’s unfunded loan approvals and commitments (“Committed Backlog”) were $186.6 million to 19 companies. This compares to a Committed Backlog of $220.0 million to 18 companies at HRZN as of December 31, 2022. HRZN’s portfolio companies have discretion whether to draw down such commitments and the right of a portfolio company to draw down its commitment is often subject to achievement of specific milestones and other conditions to borrowing. Accordingly, there is no assurance that any or all of these transactions will be funded by HRZN. Across the Horizon Platform, the quarter ended with an additional $31.4 million of unfunded loan approvals and commitments.

During the quarter, HTFM received signed term sheets that are in the approval process, which may result in the Horizon Platform providing up to an aggregate of $40.0 million of new debt investments. These opportunities are subject to underwriting conditions including, but not limited to, the completion of due diligence, negotiation of definitive documentation and investment committee approval, as well as compliance with HTFM’s allocation policy. Accordingly, there is no assurance that any or all of these transactions will be completed or funded by HRZN.

Warrant and Equity Portfolio

As of March 31, 2023, HRZN held a portfolio of warrant and equity positions in 99 portfolio companies, including 83 private companies, which provides the potential for future additional returns to HRZN’s shareholders.

About Horizon Technology Finance

Horizon Technology Finance Corporation (NASDAQ: HRZN) is a leading specialty finance company that provides capital in the form of secured loans to venture capital backed companies in the technology, life science, healthcare information and services, and sustainability industries. The investment objective of Horizon is to maximize its investment portfolio's return by generating current income from the debt investments it makes and capital appreciation from the warrants it receives when making such debt investments. Horizon is headquartered in Farmington, Connecticut, with a regional office in Pleasanton, California, and investment professionals located in Austin, Texas, Chicago, Illinois, Reston, Virginia and Portland, Maine. To learn more, please visit horizontechfinance.com.

Forward-Looking Statements

Statements included herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in Horizon’s filings with the Securities and Exchange Commission. Horizon undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contacts:

Investor Relations:

ICR

Garrett Edson

ir@horizontechfinance.com

(860) 284-6450

Media Relations:

ICR

Chris Gillick

HorizonPR@icrinc.com

(646) 677-1819